EXHIBIT M

                          OTHER INFORMATION REGARDING
                     CHANCELLOR LGT ASSET MANAGEMENT, INC.

     The principal executive officer and the directors of Chancellor LGT Asset Management, Inc. and their principal occupations are as shown below. The business address of each such person, unless otherwise indicated, is 1166 Avenue of the Americas, New York, New York 10036.

NAME AND POSITION
WITH CHANCELLOR                    PRINCIPAL OCCUPATION
---------------                    --------------------

H.S.H. Prince Phillipp             Chairman of the Board and Chief  Executive
von und zu Liechtenstein           Officer of Liechtenstein Global Trust, AG
Director
Herrengasse 12, FL-9490
Vaduz, Liechtenstein

Ellen H. Adams                      Head of North American Institutional
Director                            Equities, Chancellor LGT Asset
                                    Management, Inc.

John Greenwood                      Chief Economist
Director                            Chancellor LGT Asset Management, Inc.
50 California Street
San Francisco, CA  94111

Nina Lesavoy                        Head of North American Institutional
Director                            Distribution, Chancellor LGT Asset
                                    Management, Inc.

Paul Loach                          Chairman of the Board
Director                            Chancellor LGT Asset Management, Inc.

Merry L. Quackenbush                Head of Institutional Business Strategy
Director                            and Marketing, Chancellor LGT Asset
                                    Management, Inc.

Donald H. Young                     Head of Global Asset Allocation and
Director                            Quantitative Stock Selection
                                    Chancellor LGT Asset Management, Inc.

     Chancellor LGT Asset Mangement, Inc. does not act as investment adviser to any other investment companies with investment objectives and policies similar to those of the Capital Appreciation Series.


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